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                                                                  Rule 424(b)(3)
                                                                      333-112274


            ADDENDUM TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 26, 2004

                                                   Dated: September 1, 2005

                                 STATE OF ISRAEL
                                 $2,850,000,000
                               THIRD JUBILEE ISSUE
                            DOLLAR BONDS (FIXED RATE)
                     --------------------------------------

The interest rate of each State of Israel Third Jubilee Issue Dollar Bond to be sold during the SALES PERIOD commencing on SEPTEMBER 1, 2005 and terminating on SEPTEMBER 14, 2005 is:

       SERIES A (FIVE YEARS): 4.20%              SERIES B (TEN YEARS): 4.55%

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel BY SEPTEMBER 9, 2005.